SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2023

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	000-26584	91-1691604
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 S First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	BANR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.05.    Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 25, 2023, the Board of Directors of Banner Corporation (the “Company”) approved certain amendments to the Company’s Code of Ethics and Business Conduct, as reflected in an amended version of the Code of Ethics and Business Conduct (the “Code”). The Code governs the conduct of all officers, directors, and employees of the Company and its subsidiaries.

The amended Code is effective September 18, 2023, and does not result in any waiver with respect to any officer, director or employee of the Company from any provision of the Code as in effect prior to the Board’s action to amend the Code.

The Code was amended to, among other things, augment and increase clarity regarding the acceptance of gifts and entertainment, limitations on processing transactions for family members, expectations for ethical and professional behavior both inside and outside of work, the use of corporate resources for political purposes, and communications with public entities or elected government officials during active request for proposals periods or for the purpose of obtaining business.

The description of the amendments to the Code contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Code, as amended, which is filed herewith as Exhibit 14.1.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits
14.1        Banner Corporation Code of Ethics and Business Conduct, as amended
104         Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: September 18, 2023	By: /s/ Peter J. Conner
Peter J. Conner
Executive Vice President and Chief Financial Officer